POWER OF ATTORNEY

The undersigned hereby appoints Scott B. Bernstein the

undersigned's true and lawful attorney-in-fact, with

full power of subsitution and resubstitution, for him in

his name, place and stead and in his individual capacity,

to execute and deliver on behalf of the undersigned all

applications, reports or documents filed persuant to (i)

the Securities Exchange Act of 1934, as amended, or any

rule or regulation thereunder, including, without

limitation, Schedules 13D, 13F and 13G, and Forms 3 and

4, and (ii) the Securities Act of 1933, as amended, or

any rule or regulation thereunder, including, without

limitation, Forms 144, and any amendments to said

applications, reports or documents, and any and all

instruments, affidavits and exhibits necessary or

desirable in connection therewith, and to take all other

necessary and lawful action in connection therewith.



This Power of Attorney shall remain in effect with respect

to Mr. Bernstein until revoked by the undersigned.  The

Power of Attorney hereby granted is coupled with an interest and shall survive and shall not be affected by the

subsequent disability, incompetency or death of the under-

signed.


IN WITNESS WHEREOF, I have herewith set my hand this 17th

day of March, 1998.


/s/ Bruce S. Kovner
Bruce S. Kovner


STATE OF New York

COUNTY of New York

On the 17th day of March, 1998 before me personally came
Bruce S. Kovner, to me known, and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

/s/ Teresa F. Brooks
Teresa F. Brooks
Notary Public State of New York
No. 01BR5034553
Qualified in New York County
Commission Expires October 17, 1998